Exhibit 99.3

COMMERCIAL ENVELOPE
 MANUFACTURING CO., INC.
 AND SUBSIDIARIES AND AFFILIATE

COMBINED FINANCIAL STATEMENTS

FEBRUARY 3, 2007

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Commercial Envelope Manufacturing Co., Inc.

We have audited the accompanying combined balance sheet of Commercial Envelope Manufacturing Co., Inc. and Subsidiaries and Affiliate (the "Company") as of February 3, 2007, and the related combined statements of income, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Commercial Envelope Manufacturing Co., Inc. and Subsidiaries and Affiliate as of February 3, 2007, and the results of their operations and their cash flows for the year ended February 3, 2007 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 12 to the accompanying financial statements, the combined balance sheet as of February 3, 2007, and related combined statements of income, changes in shareholders' equity and cash flows for the year then ended have been restated.

/s/ GOLDSTEIN GOLUB KESSLER LLP

New York, New York

May 22, 2007, except for Notes 9, 12 and 13,
 as to which the date is July 11, 2007

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND
SUBSIDIARIES AND AFFILIATE

COMBINED BALANCE SHEET

(Restated) February 3,
2007

ASSETS

Current Assets:
Cash	$1,020,620
Accounts receivable - less allowance for doubtful accounts of
$209,000	24,873,205
Inventories	16,435,000
Prepaid expenses and other current assets, including $586,000 from related parties	1,626,015
Deferred income taxes	266,000
Current assets of discontinued operations	391,816
Total current assets	44,612,656

Property and Equipment - at cost, less accumulated depreciation
and amortization of $32,681,905	34,058,622

Land and Building under Capitalized Lease - less accumulated
depreciation of $399,116	559,127

Other Assets, including $338,000 from related parties	2,222,718
Total Assets	$81,453,123

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Notes payable and current maturities of long-term debt	$6,899,044
Accounts payable	5,206,416
Accrued expenses and other current liabilities	3,548,049
Total current liabilities	15,653,509

Long-term Debt - net of current maturities	21,476,384

Liability for Deferred Compensation	3,639,791

Deferred Income Taxes	4,779,000
Total liabilities	45,548,684

Commitments and Contingencies

Noncontrolling Interest	1,000

Shareholders' Equity:

Preferred stock, Commercial Envelope Manufacturing Co., Inc. - $1 par value; authorized 500,000 shares, issued and outstanding 12,000 shares (liquidation preference and redemption value $3,000,000)	12,000

Common stock, Commercial Envelope Manufacturing Co., Inc. - $.10 par value; authorized 2,000,000 shares, issued and outstanding 8,000 shares	800

Common stock, Affiliate - no par value; authorized 200 shares, issued and outstanding 100 shares	500

Additional paid-in capital	37,600

Retained earnings	35,852,539
Total shareholders' equity	35,903,439
Total Liabilities and Shareholders' Equity	$81,453,123

See Notes to Combined Financial Statements

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND
SUBSIDIARIES AND AFFILIATE

COMBINED STATEMENT OF INCOME

(Restated) February 3,
Year ended	2007

Continuing operations:
Net sales	$159,549,253

Cost of sales	107,625,202

Gross profit	51,924,051

Selling, general and administrative expenses	35,407,475

Interest expense	1,476,000

Income from continuing operations before provision
for income taxes	15,040,576

Provision for income taxes	5,826,000

Income from continuing operations	9,214,576

Income from discontinued operations	536

Net income	9,215,112

Preferred stock dividends	(7,200,000)

Net income available to common shareholders	$2,015,112

See Notes to Combined Financial Statements

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND
SUBSIDIARIES AND AFFILIATE

COMBINED STATEMENT OF CASH FLOWS

(Restated) February 3,
Year ended	2007

Cash flows from operating activities:
Income from continuing operations	$9,214,576
Income from discontinued operations	536
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	4,331,736
(Gain) on sale of equipment	(104,841)
Provision for deferred income taxes	556,000
Provision for doubtful accounts	(67,415)
Changes in operating assets and liabilities:
Increase in accounts receivable	(28,372)
Increase in inventories	(5,105,000)
Increase in prepaid expenses and other current assets	(181,956)
Decrease in other assets	643,742
Decrease in accounts payable	(3,115,117)
Increase in accrued expenses and other current liabilities	32,941
Decrease in deferred compensation	(290,144)
Net change in net assets of discontinued operations	469,521
Other	306,740
Net cash provided by operating activities	6,662,947

Cash flows from investing activities:
Purchases of property and equipment	(3,721,379)
Proceeds from sale of property and equipment	265,000
Net decrease in notes receivable	586,154
Net cash used in investing activities	(2,870,225)

Cash flows from financing activities:
Net proceeds from notes payable - bank	690,394
Net proceeds from notes payable - others	4,050,000
Net principal repayments on equipment notes
and obligations under capitalized leases	(841,932)
Preferred stock dividends	(7,200,000)
Shareholders' distributions	(547,488)
Net cash used in financing activities	(3,849,026)

Net decrease in cash	(56,304)

Cash at beginning of year	1,076,924
Cash at end of year	$1,020,620

Supplemental disclosures of cash flow information:

Cash paid during the year for:
Interest	$1,469,492
Income taxes	$4,520,007

Supplemental schedule of noncash investing and financing activity:

Installment purchases of property and equipment	$6,526,248

See Notes to Combined Financial Statements

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND
SUBSIDIARIES AND AFFILIATE

COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (Restated)

	Preferred Stock (1)		Common Stock (1)		Common Stock (2)		Additional
	Number of		Number of		Number of		Paid-in	Retained	Shareholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balance at January 28, 2006	12,000	$12,000	8,000	$800	100	$500	$37,600	$37,442,143	$37,493,043

Prior-period adjustment to record a liability for deferred compensation and other items, net of deferred taxes								(3,057,228)	(3,057,228)
Subtotal	12,000	12,000	8,000	800	100	500	37,600	34,384,915	34,435,815

Shareholders' distribution								(547,488)	(547,488)

Net income								9,215,112	9,215,112
Preferred stock dividends								(7,200,000)	(7,200,000)
Balance at February 3, 2007	12,000	$12,000	8,000	$800	100	$500	$37,600	$35,852,539	$35,903,439

1. Related to Commercial Envelope Manufacturing Co., Inc.
2. Related to Affiliate

See Notes to Combined Financial Statements

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND
SUBSIDIARIES AND AFFILIATE

        NOTES TO COMBINED FINANCIAL STATEMENTS
February 3, 2007

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRINCIPAL BUSINESS ACTIVITY:
The combined financial statements include the accounts of Commercial Envelope Manufacturing Co., Inc., a wholly owned inactive subsidiary, IBK Envelope, Inc. (formerly Business Envelope Manufacturing Inc.), wholly owned active subsidiary, Heinrich Envelope, LLC, another wholly owned subsidiary, Berlin & Jones Co., LLC and an affiliate (the "Affiliate," affiliated through substantially similar ownership) and Young Business Solutions, Inc. ("YBS") in which Commercial Envelope Manufacturing Co., Inc. holds a minority interest (collectively, the "Company").  At February 3, 2007, Commercial Envelope Manufacturing Inc. owned 35% of YBS's capital stock (see Note 9).  All significant intercompany accounts and transactions have been eliminated in combination.  The results of operations of the Affiliate have been reclassified as discontinued operations as of and for the year ended February 3, 2007.

The Company's fiscal year is the 52- or 53-week period ending the Saturday nearest to January 31.  The 2007 year includes 53 weeks.

The Company operates in one reportable segment that manufactures and distributes envelopes and business supplies throughout the United States.

Accounts receivable are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts.  The Company estimates doubtful accounts based on historical bad debts, factors related to specific customers' ability to pay and current economic trends.  The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible.

Inventories are stated at the lower of cost (first-in, first-out method) or market.

The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable and borrowings. The Company believes all of the financial instruments’ recorded values approximate current values because of their nature and respective durations.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.  The amount of impairment loss, if any, is measured as the difference between the net book value of the asset and its estimated fair value.

Revenue is recognized when persuasive evidence of an arrangement exists, the product has been delivered, the rights and risks of ownership have passed to the customer, the price is fixed and determinable, and collection of the resulting receivable is reasonably assured.

Freight-out and shipping costs are included in selling, general and administrative expenses and amounted to approximately $7,796,000 for the year ended February 3, 2007.

Costs incurred for advertising are expensed as incurred and included in selling, general and administrative expenses in the accompanying combined statement of income and retained earnings.  Advertising expenses approximated $68,000 for the year ended February 3, 2007.

Depreciation and amortization of property and equipment is provided for by the straight-line method over the estimated useful lives of the respective assets or the term of the lease, for leasehold improvements.

Deferred income taxes represent the tax effect of temporary differences between the basis of assets and liabilities for financial reporting and income tax purposes.  The temporary differences result principally from the use of accelerated depreciation methods in connection with the preparation of the Company's income tax returns (exclusive of the Affiliate) and amortization of leasehold improvements.

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND
SUBSIDIARIES AND AFFILIATE

        NOTES TO COMBINED FINANCIAL STATEMENTS
February 3, 2007

The shareholders of the Affiliate have consented that it be treated as an S Corporation for federal income tax purposes and as a small business corporation under New York State corporate franchise tax law.  Accordingly, there is no provision for federal income taxes on the earnings of the Affiliate as such earnings will flow through directly to its shareholders and New York State franchise taxes are provided at reduced rates.

The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts.  The Company believes it is not exposed to any significant credit risk on cash.  Typically, the Company maintains cash in bank deposit accounts which do not exceed federally insured limits.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates by management.  Actual results could differ from those estimates.

In June 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109) (“FIN 48”), which is effective for the Company on February 4, 2007. FIN 48 was issued to clarify the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The adoption of FIN 48 will not have a significant impact on the Company.

In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurement. SFAS 157 is effective for the Company beginning in fiscal 2009. The Company is currently evaluating the potential effect SFAS 157 may have on its condensed consolidated financial statements.

2. SALE OF DISCONTINUED OPERATIONS:
On June 17, 2005, the Company sold substantially all of the assets subject to certain liabilities of the Affiliate for approximately $13,600,000 in cash, payable at closing. The current assets of discontinued operations consists of the following:

February 3,
2007
Amount held in escrow
Cash	$81,816
Due from officers	310,000
$391,816

3. INVENTORIES:	Inventories consist of the following:
February 3,
2007
Raw materials	$12,538,000
Work-in-process	1,232,000
Finished goods	2,665,000
$16,435,000

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND
SUBSIDIARIES AND AFFILIATE

        NOTES TO COMBINED FINANCIAL STATEMENTS
February 3, 2007

4. PROPERTY AND EQUIPMENT:	Property and equipment, at cost, consists of the following:

	February 3,	Estimated
	2007	Useful Life
Land	$284,387
Building	673,856	30 years
Equipment, furniture and fixtures	64,902,034	3 to 12 years
Leasehold improvements	1,838,493	Term of lease
	67,698,770
Less accumulated depreciation
and amortization	33,081,021
	$34,617,749

5. NOTES PAYABLE AND LONG-TERM DEBT:	Year ended	February 3, 2007

	Notes payable - bank (a)	$7,585,254
	Note payable - related party (b)	2,000,000
	Note payable - State of Missouri (c)	1,500,000
	Note payable - Altoona Blair County
	Development Corporation - Enterprise Zone
	Loan and Intermediary Relending Program (d)	539,187
	Long-term equipment notes and capitalized
	equipment leases (e)	16,750,987
		28,375,428
	Less current maturities	6,899,044
		$21,476,384

(a)
The Company has a bank credit agreement, as amended, which provides for total borrowings not to exceed the lesser of $17,500,000 or prescribed level of eligible accounts receivable, inventories and machinery and equipment, as defined.  The notes bear interest at the Eurodollar rate or the bank's reference rate plus additional basis points determined by a financial ratio.  The indebtedness is collateralized by substantially all assets of the Company.  The agreement contains financial covenants including tangible net worth and cash flow interest coverage.  The agreement expires on July 8, 2008.

During the year ended February 3, 2007, the Company was charged interest based on (1) the LIBOR plus 1.75% and (2) the bank's alternating base rate (the LIBOR and base rate at February 3, 2007 were 5.29% and 8.25%, respectively).

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND
SUBSIDIARIES AND AFFILIATE

        NOTES TO COMBINED FINANCIAL STATEMENTS
February 3, 2007

(b)
The Company has a demand note payable to a related party for $2,000,000. The note bears interest rate at 6% compounded annually, payable on a monthly basis. The note payable is subordinated to the amount owed under the bank credit agreement described above.

(c)
The Company has a note payable to State of Missouri for $1,500,000 maturing on August 1, 2008.  The note bears interest at 1% and is secured by a letter of credit in the amount of $1,530,000 expiring on September 1, 2008.  The Company is obligated to create a certain number of full-time employees in the State of Missouri.

(d)
The Company has two term loans payable for $400,000 and $150,000 to Altoona Blair County Development Corporation payable in monthly installments of $7,470, including interest, through November 2013.  The notes bear interest at 3.5%. The Company is obligated to create full-time jobs for 240 employees within three years.

(e)
These debts are essentially installment purchases of equipment, payable in equal monthly installments aggregating approximately $534,000, including interest at rates ranging from 4% to 9% per annum, through 2014.  These obligations are collateralized by the related equipment.  The balance is shown net of deferred interest of approximately $1,977,000 at February 3, 2007.

Aggregate maturities of notes payable and long-term debt are as follows:

Year ending in:	Total	Debt	Other

2008	$6,899,044	$2,000,000	$4,899,044
2009	13,421,091	9,085,254	4,335,837
2010	3,608,246		3,608,246
2011	2,657,395		2,657,395
2012	1,591,140		1,591,140
Thereafter	198,512		198,512
	$28,375,428	$11,085,254	$17,290,174

6. COMMITMENTS AND CONTINGENCIES:
The Company leases factory, showroom and office facilities and transportation and other equipment at various locations under operating leases, which expire at various dates through 2018.  Certain of these leases are subject to escalation for increases in real estate taxes and other expenses.

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND
SUBSIDIARIES AND AFFILIATE

        NOTES TO COMBINED FINANCIAL STATEMENTS
February 3, 2007

The aggregate future minimum rental commitments under these leases are as follows:
Year ending in:
2008	$2,995,000
2009	2,409,000
2010	2,161,000
2011	1,940,000
2012	1,594,000
2013 - 2017	6,558,000
Thereafter	133,000
$17,790,000

Rent expense (exclusive of real estate taxes and insurance) charged to operations for the year ended February 3, 2007, including escalation charges, amounted to approximately $2,014,000.

Included in rent expense are amounts paid to M.A.S. Boulevard Associates ("M.A.S."), a partnership controlled by the shareholders of the Company (see Note 8), of approximately $562,000 for the year ended February 3, 2007.

The rental commitments also include leases for building improvements from Kristel Inc., a noncombined affiliate.  The lease requires payments of $44,200 per month, subject to adjustment, for a 15-year period ending February 1, 2010.  Amounts charged to operations for the year ended February 3, 2007 amounted to approximately $797,000.  Included in the combined balance sheet caption other assets is $167,500 advanced to this noncombined affiliate for deposits for the Company at February 3, 2007.  The Company obtained a note receivable with this noncombined affiliate, of which the balance at February 3, 2007 was approximately $475,000, which is included in the accompanying combined balance sheet under both prepaid expenses and other current assets and other assets.  This note is payable in equal monthly installments (including interest at 5% per annum) of $5,822 through June 1, 2015.  Additionally, the Company, the sole tenant of this building, guarantees debt incurred by this noncombined affiliate in financing its building and building improvements.  At February 3, 2007, this debt guarantee amounted to approximately $1,069,000.

The Company participates in multiemployer pension and welfare plans.  The plans provide defined benefits to all union members employed by the Company.  Pension and welfare expense for the year ended February 3, 2007 amounted to approximately $610,000.

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND
SUBSIDIARIES AND AFFILIATE

        NOTES TO COMBINED FINANCIAL STATEMENTS
February 3, 2007

The Company has a qualified retirement savings plan covering all eligible employees.  Contributions by the Company are at the discretion of the board of directors.  Contributions charged to operations for the year ended February 3, 2007 amounted to $165,000.

As of February 3, 2007, the Company has purchase commitments for various production equipment to be used in operations, in the amount of approximately $2,254,000.

The Company's tax returns for the past three years are currently being examined by the Internal Revenue Service. The Company believes that any adjustments which might arise from this examination would not have a material effect on the accompanying financial statements.

7. PROVISION FOR INCOME TAXES:	The provision for income taxes consists of the following:

February 3,
Year ended	2007

Current:
Federal	$4,110,000
State and local	1,160,000
5,270,000
Deferred	556,000
$5,826,000

The difference between income taxes computed at the statutory federal rate and the provision for income taxes relates to the following:

Provision at federal statutory rate	$5,113,796	34.00%

State income taxes, net of federal income tax benefit	712,204	4.74%
	$5,826,000	38.74%

The components of deferred income taxes and the deferred income tax provision, resulting from the differences in the basis of assets and liabilities for income tax and financial reporting purposes, and other items are as follows:

	Assets	Liabilities
Allowance for doubtful accounts and sales discounts	$73,150	$—
Property and equipment	—	5,267,000
Prepaid expenses	—	196,000
Inventory capitalization	107,850
Deferred compensation	85,000	(684,000)
	$266,000	$4,779,000

8. RELATED PARTY TRANSACTIONS:
In December 1986, the Company sold land, building and building improvements to M.A.S., which in turn leased back certain of these assets to the Company for its use.  The original lease agreement was for a 10-year period ending in December 1996.  The Company realized a gain of approximately $1,300,000, which was deferred and was being amortized over a 10-year period, the lease term with M.A.S.  In December 2006, a new lease agreement was signed which extended the lease term until November 2016.

In connection with the aforementioned sale, the Company obtained a note receivable, the balance of which at February 3, 2007 was approximately $341,000, which is included in the accompanying combined balance sheet under both the captions prepaid expenses and other current assets and other assets.  This note, as amended, is payable in equal monthly installments (including interest at 6% per annum) of $13,050 through July 1, 2009.  Interest income earned on this note amounted to approximately $25,000 for the year ended February 3, 2007.  Included in other assets in the combined balance sheet is $49,000 advanced to M.A.S. for deposits for the Company at February 3, 2007.

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND
SUBSIDIARIES AND AFFILIATE

        NOTES TO COMBINED FINANCIAL STATEMENTS
February 3, 2007

The Company has loans receivable from officers and a relative of the officers at February 3, 2007 of approximately $275,000, which are included in the accompanying combined balance sheet under other assets.  These revolving loans bear interest at the LIBOR plus 1.75% for the year ended February 3, 2007.

As of February 3, 2007, approximately $5,000 is due to the noncombined affiliate, which is included in accounts payable in the accompanying combined balance sheet.

Prepaid expenses and other current assets include approximately $245,000 as of February 3, 2007, which are due from a relative of the officers.  Other assets include approximately $14,000 as of February 3, 2007, which are due from a former officer of the Company.  Interest income on these loans amounted to approximately $102,000 for the year ended February 3, 2007.

9. NONCONTROLLING INTEREST:
FASB Interpretation No. 46 (FIN-46R) (Revised December 2003), Consolidation of Variable Interest Entities, requires an enterprise that is the primary beneficiary of a variable interest entity, to include the assets, liabilities and results of operations of the variable interest entity in the consolidated financial statements of the enterprise.  The Company has invested in YBS, a reseller of the Company's products.  This investment was made in the year ended January 31, 2004 in the form of cash.  In connection with this investment, the Company acquired approximately 35% of YBS.  The Company is also the sole supplier of the merchandise being sold by YBS.

The Company has evaluated its investment in YBS and has determined that YBS is a variable interest entity under FIN-46R.  The Company has concluded that it is required to consolidate YBS on January 31, 2004.  To date, the Company has expensed substantially its entire investment in YBS as selling expenses with no recognition of losses of YBS.

FIN-46R will require the Company to account for YBS as if it had consolidated  the Company's initial investment in the year ended January 31, 2004.  The Company determined that consolidation of YBS based upon the above interpretation was necessary and has reflected the ownership as a noncontrolling interest in the accompanying financial statements.  As of February 3, 2007, the noncontrolling interest in YBS was $1,000.

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND
SUBSIDIARIES AND AFFILIATE

        NOTES TO COMBINED FINANCIAL STATEMENTS
February 3, 2007

10. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:
Accrued expenses and other current liabilities as of February 3, 2007 consist of the following:

Accrued payroll and payroll taxes	$1,601,604
Accrued corporate income taxes	435,329
Accrued employee benefits	233,490
Accrued expenses and taxes	1,277,626
$3,548,049

11. MAJOR CUSTOMER/SUPPLIERS:

During the year ended February 3, 2007, aggregate sales to one customer accounted for approximately 25% of combined net sales and approximately 19% of accounts receivable at February 3, 2007, were due from that customer. During the year ended February 3, 2007, approximately 49% of the Company's purchases were from three vendors and approximately 23% of accounts payable at February 3, 2007, were due to the three vendors.

12. RESTATEMENT:
On June 25, 2007, the Company determined that it was necessary to record deferred compensation and to restate its consolidated financial statements. Previously, a number of former employees were granted retirement benefits and the Company in 2004 commenced payment on a weekly basis to the recipients and recorded the payment on a cash basis.  As a result of the decision to restate, the Company recorded the present value of $6,976,000 of cumulative expected payments using an 8% interest rate over approximately 12 years.  The cumulative effect of the restatement reduced opening retained earnings in 2006 by $3,892,000.

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND
SUBSIDIARIES AND AFFILIATE

        NOTES TO COMBINED FINANCIAL STATEMENTS
February 3, 2007

representing the present value, net of deferred income taxes of $854,000.  In addition, certain other adjustments were recorded to restate the financial statements, resulting in a cumulative effect to reduce opening retained earnings by $20,000 in 2006 (Note 9) and the reclassification of approximately $3,200,000 of freight revenue to net sales from selling, general and administrative expenses.

13. SALE OF BUSINESS:	The Company is presently negotiating the sale of the business to an unrelated entity.